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                                                                    EXHIBIT 21.1


                          AVNET, INC. AND SUBSIDIARIES
                          SUBSIDIARIES OF AVNET, INC.









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                                                                    JURISDICTION
NAME                                                              OF INCORPORATION
----                                                              ----------------
Allied Electronics, Inc.                                              Delaware
Avnet Bytech Ltd.                                                     England
Avnet CiNERGi Pte Ltd.                                                Singapore
Avnet Computer Technologies, Inc.                                     Delaware
Avnet Computer Technologies Leasing, Inc.                             Delaware
Avnet de Mexico, S.A. de C.V.                                         Mexico
Avnet de Puerto Rico, Inc.                                            Puerto Rico
Avnet Direct, Inc.                                                    Delaware
Avnet do Brasil Ltda.                                                 Brazil
Avnet EMG GmbH does business as Avnet  E2000                          Germany
Avnet EMG Ltd. does business as:                                      England
     Avnet Access
     Avnet Time
Avnet EMG S.r.l. does business as:                                    Italy
     Avnet Adelsy
     Avnet DeMico
Avnet Europe NV/SA                                                    Belgium
Avnet France, S.A. which includes three subsidiaries                  France
Avnet Gallium                                                         Israel
Avnet GTDG Singapore Pte Limited                                      Singapore
Avnet Holding Corporation II                                          Delaware
Avnet Holding Germany GmbH                                            Germany
Avnet Holdings Limited                                                England
Avnet, Inc.                                                           Delaware
Avnet International (Canada) Ltd.                                     Ontario
Avnet Kopp (Pty.) Limited which includes two subsidiaries             South Africa
Avnet Lyco Limited which includes one subsidiary                      Ireland
Avnet Marketing Services                                              California
Avnet Max Limited                                                     India
Avnet -- Mercuries Technology Co., Ltd.                               Taiwan
Avnet Nortec AB which includes seven subsidiaries                     Sweden
Avnet Pacific (NZ) Limited                                            New Zealand
Avnet Setron Elektronik Vertrieb GmbH which includes
     two subsidiaries and affiliates                                  Germany
Avnet WKK -- Hong Kong Limited                                        Hong Kong
BFI Optilas International SA which includes
     eleven subsidiaries                                              France
Channel Master Satellite Systems, Inc.                                New York
Disti Export Trading Corp.                                            Barbados
Optilas International SA which includes five subsidiaries             France
Optional Systems Resource, Inc.                                       Delaware

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